UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  January 11, 2007

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
(Exact name of registrant as specified in its charter)

Delaware	333-118149	20-0573058
(State of Incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

2000 Las Vegas Boulevard South Las Vegas, NV 89104
(Address of principal executive offices)(Zip code)

(702) 383-5242
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01    Entry into a Material Definitive Agreement

          American Casino & Entertainment Properties LLC, a Delaware limited liability company (the “Company”), previously commenced a tender offer and consent solicitation to purchase for cash any and all of its 7.85% Senior Secured Notes due 2012 (the “Notes”). As of 5:00 p.m., New York City time, on January 11, 2008, which was the deadline for holders to tender their Notes in order to receive the consent payment in connection with the offer, tenders and consents had been received from holders of $215,000,000 in aggregate principal amount of the Notes, representing 100% of the outstanding Notes.

Accordingly, on January 11, 2008, the Company and Wilmington Trust Company, as trustee (the “Trustee”), entered into a Supplemental Indenture (the “Supplemental Indenture”), supplementing the Indenture dated as of January 29, 2004, as previously supplemented, between the Company, American Casino & Entertainment Properties Finance Corp. (“ACEP Finance”), the guarantors party thereto and the Trustee (the “Indenture”), to effect proposed amendments to eliminate substantially all of the restrictive and reporting covenants, certain events of default and certain other provisions contained in the Indenture as well as to release the security interests in the collateral securing the Notes and to release each guarantor from its obligations under its guarantee of the Notes. However, the amendments contained in the Supplemental Indenture will not become operative unless and until certain conditions, as set forth in the Offer to Purchase and Consent Solicitation Statement dated December 28, 2007 sent to noteholders, are satisfied, including, but not limited to, the satisfaction or waiver of all conditions precedent to the consummation of the acquisition of the Company (the “Acquisition”) by W2007/ACEP Holdings, LLC from American Entertainment Properties Corp., the Company’s direct parent, and the expectation that the Acquisition will be consummated immediately following the expiration date of the tender offer. The tender offer is scheduled to expire at 8:00 a.m., New York City time, on January 29, 2008, unless extended. The Company currently expects that the Acquisition will be consummated on or about January 29, 2008.

           A copy of the Supplemental Indenture is filed herewith as Exhibit 4.1 and is incorporated by reference herein. The description of the Supplemental Indenture set forth above is qualified in its entirety by reference to the full text of the Supplemental Indenture.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

4.1 Supplemental Indenture, dated as of January 11, 2008, to the Indenture, dated as of January 29, 2004, as previously supplemented, among the Company, ACEP Finance, the guarantors party thereto and the Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
(Registrant)

By:	AMERICAN ENTERTAINMENT PROPERTIES CORP., its Sole Member

By:	/s/ Richard P. Brown
Richard P. Brown
President and Chief Executive Officer

January 9, 2008